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EXHIBIT 21

                      SUBSIDIARIES OF RPC, INC.

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NAME                                                 STATE OF
                                                     INCORPORATION
Cudd Pressure Control, Inc.                          Delaware

Pressure Control, Inc.                               Delaware

South Texas Swabbing, Inc.                           Texas

Coiled Tubing, Inc.                                  Delaware

Patterson Services, Inc.                             Delaware

Patterson Tubular Services, Inc.                     Texas

Chaparral Boats, Inc.                                Georgia

RPC Investment Company                               Delaware

RPC Waste Management Services, Inc.                  Georgia

Anchor Crane and Hoist Service Company, Inc.         Georgia

RPC Data Link, Inc.                                  Georgia

International Training Services, Inc.                Georgia

RPC Energy International, Inc.                       U.S. Virgin
                                                     Islands

Patterson Truck Line, Inc.                           Louisiana

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